UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2013

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The United States Senate on January 1, 2013, confirmed the nominations of Ms. V. Lynn Evans, Mr. Peter Mahurin, Mr. Michael McWherter, and Mr. Joe Ritch to serve on the TVA Board of Directors (the “Board”).  These individuals (collectively, the “Nominees”) will become members of the Board after the Presidential commissioning and certain administrative matters have been completed and they have been sworn in.

The Nominees have not yet been assigned to Board committees.

The Nominees are not party to, and do not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with their employment as described in this report.

As directors, the Nominees will be entitled to the benefits and arrangements applicable to their offices as identified in Item 11 of TVA's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

The service of Dr. Marilyn A. Brown and Bishop William H. Graves as members of the Board ended January 3, 2013, with the adjournment of the second session of the 112th Congress. Their terms of office, which began in 2008 for Bishop Graves and 2010 for Dr. Brown, expired May 18, 2012. Because successors had not taken office, the TVA Act permitted them to continue to serve as Directors until the end of the session of Congress in which their terms expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: January 4, 2013	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer